Exhibit (d)(1)

AMENDMENT NO. 1 DATED DECEMBER 15, 2006 TO THE PROSHARES TRUST INVESTMENT

ADVISORY AGREEMENT DATED DECEMBER 15, 2005, BETWEEN PROSHARES TRUST AND

PROSHARE ADVISORS LLC

SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT

BETWEEN PROSHARES TRUST AND PROSHARE ADVISORS LLC

AS OF DECEMBER 15, 2006

NAME OF FUND	COMPENSATION
(at Annual rate expressed as a percentage of average daily net assets of each Fund)(1)
Ultra S&P500 ProShares	0.75%
Ultra MidCap400 ProShares	0.75%
Ultra Dow30 ProShares	0.75%
Ultra QQQ ProShares	0.75%
Short S&P500 ProShares	0.75%
Short MidCap400 ProShares	0.75%
Short Dow30 ProShares	0.75%
Short QQQ ProShares	0.75%
UltraShort S&P500 ProShares	0.75%
UltraShort MidCap400 ProShares	0.75%
UltraShort Dow30 ProShares	0.75%
UltraShort QQQ ProShares	0.75%
Ultra Russell2000 ProShares	0.75%
Ultra S&P SmallCap600 ProShares	0.75%
Ultra Russell1000 Value ProShares	0.75%
Ultra Russell1000 Growth ProShares	0.75%
Ultra Russell MidCap Value ProShares	0.75%
Ultra Russell MidCap Growth ProShares	0.75%
Ultra Russell2000 Value ProShares	0.75%
Ultra Russell2000 Growth ProShares	0.75%
Ultra Basic Materials ProShares	0.75%
Ultra Biotechnology ProShares	0.75%
Ultra Consumer Goods ProShares	0.75%
Ultra Consumer Services ProShares	0.75%
Ultra Financials ProShares	0.75%
Ultra Health Care ProShares	0.75%
Ultra Industrials ProShares	0.75%
Ultra Oil & Gas ProShares	0.75%
Ultra Precious Metals ProShares	0.75%
Ultra Real Estate ProShares	0.75%
Ultra Semiconductors ProShares	0.75%
Ultra Technology ProShares	0.75%

[1]	All fees are computed daily and paid monthly.

NAME OF FUND	COMPENSATION
(at Annual rate expressed as a percentage of average daily net assets of each Fund)(2)
Ultra Telecommunications ProShares	0.75%
Ultra Utilities ProShares	0.75%
Ultra Russell1000 ProShares	0.75%
Short Russell2000 ProShares	0.75%
Short S&P SmallCap600 ProShares	0.75%
Short Russell1000 Value ProShares	0.75%
Short Russell1000 Growth ProShares	0.75%
Short Russell MidCap Value ProShares	0.75%
Short Russell MidCap Growth ProShares	0.75%
Short Russell2000 Value ProShares	0.75%
Short Russell2000 Growth ProShares	0.75%
Short Basic Materials ProShares	0.75%
Short Biotechnology ProShares	0.75%
Short Consumer Goods ProShares	0.75%
Short Consumer Services ProShares	0.75%
Short Financials ProShares	0.75%
Short Health Care ProShares	0.75%
Short Industrials ProShares	0.75%
Short Oil & Gas ProShares	0.75%
Short Precious Metals ProShares	0.75%
Short Real Estate ProShares	0.75%
Short Semiconductors ProShares	0.75%
Short Technology ProShares	0.75%
Short Telecommunications ProShares	0.75%
Short Utilities ProShares	0.75%
UltraShort Russell1000 ProShares	0.75%
UltraShort Russell2000 ProShares	0.75%
UltraShort S&P SmallCap600 ProShares	0.75%
UltraShort Russell1000 Value ProShares	0.75%
UltraShort Russell1000 Growth ProShares	0.75%
UltraShort Russell MidCap Value ProShares	0.75%
UltraShort Russell MidCap Growth ProShares	0.75%
UltraShort Russell2000 Value ProShares	0.75%
UltraShort Russell2000 Growth ProShares	0.75%
UltraShort Basic Materials ProShares	0.75%
UltraShort Biotechnology ProShares	0.75%
UltraShort Consumer Goods ProShares	0.75%
UltraShort Consumer Services ProShares	0.75%
UltraShort Financials ProShares	0.75%
UltraShort Health Care ProShares	0.75%
UltraShort Industrials ProShares	0.75%
UltraShort Oil & Gas ProShares	0.75%
UltraShort Precious Metals ProShares	0.75%
UltraShort Real Estate ProShares	0.75%
UltraShort Semiconductors ProShares	0.75%
UltraShort Technology ProShares	0.75%
UltraShort Telecommunications ProShares	0.75%

[1]	All fees are computed daily and paid monthly.

NAME OF FUND	COMPENSATION
(at Annual rate expressed as a percentage of average daily net assets of each Fund)(3)
UltraShort Utilities ProShares	0.75%
UltraShort Russell1000 ProShares	0.75%
Ultra Russell MidCap	0.75%
Short Russell MidCap	0.75%
Ultra Short Russell MidCap	0.75%

PROSHARE ADVISORS LLC, a Maryland limited liability company		PROSHARES TRUST, a Delaware statutory trust

By:		By:
	Michael L. Sapir		Louis M. Mayberg
	Chief Executive Officer		President

[1]	All fees are computed daily and paid monthly.